UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☐   Preliminary Proxy Statement
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☒   Definitive Proxy Statement
☐   Definitive Additional Materials
☐   Soliciting Material Under Rule 14a-12

USA TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1)  Title of each class of securities to which transaction applies:

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3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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5)  Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)  Form, Schedule or Registration Statement No.:

3)  Filing Party:

4)  Date Filed:

[GRAPHIC OMITTED]

March 18, 2009

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of USA Technologies, Inc. to be held at 10:00 a.m., April 29, 2009, at the Chester Valley Golf Club, 430 Swedesford Road, Malvern, Pennsylvania 19355. This Proxy Statement contains information about our Company and the two proposals to be voted upon by shareholders at the meeting. Please give this information your careful attention.

For the first time, we are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet. On March 18, 2009, we mailed to our shareholders a Notice containing instructions on how to access our 2009 proxy statement, form of proxy card, and annual report on Form 10-K and vote online. As more fully described in that Notice, all shareholders may choose to access our proxy materials on the Internet or may request to receive paper copies of the proxy materials. We believe that this process expedites shareholders’ receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our Annual Meeting.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to authorize your proxy as soon as possible. You may vote your proxy on the Internet, or, if you received the proxy materials by mail, you may also vote by mail. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

Following the consideration of the proposals by the shareholders, management will present a current report on the activities of the Company. At the meeting, we will welcome your comments on or inquiries about the business of the Company that would be of interest to shareholders generally.

I look forward to seeing you at the Annual Meeting.  In the meantime, please feel free to contact me with any questions you may have.

Sincerely,

/s/ George R. Jensen, Jr.
George R. Jensen, Jr.
Chairman and Chief Executive Officer

USA TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 29, 2009

______________________

To Our Shareholders:

The Annual Meeting of Shareholders of USA Technologies, Inc., a Pennsylvania corporation (the “Company”), will be held at 10:00 a.m., April 29, 2009, at the Chester Valley Golf Club, 430 Swedesford Road, Malvern, Pennsylvania 19355, for the following purposes:

1. The election of George R. Jensen, Jr., Stephen P. Herbert, William L. Van Alen, Jr., Steven Katz, Douglas M. Lurio, Stephen W. McHugh, and Joel Brooks, as Directors;

2. To act upon a proposal to ratify the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm of the Company for fiscal year 2009; and

3. To transact such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

The Board of Directors has fixed the close of business on March 6, 2009 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any and all adjournments thereof.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, we urge you to vote your shares via the Internet or by requesting a printed copy of the proxy materials and completing and returning by mail your proxy card you will receive in response to your request. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you want to, as your proxy is revocable at your option.

If you received a printed copy of the materials, we have enclosed a copy of the Company’s Report on Form 10-K for the 2008 fiscal year with this notice and proxy statement.

By Order of the Board of Directors,

/s/ George R. Jensen, Jr.
George R. Jensen, Jr.
Chairman and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 29, 2009
The proxy statement, form of proxy card, and annual report on Form 10-K of USA Technologies, Inc. are available at:
http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=14591

USA TECHNOLOGIES, INC.
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
April 29, 2009

GENERAL INFORMATION

These materials are intended to solicit proxies on behalf of the Board of Directors of USA Technologies, Inc., a Pennsylvania corporation (the “Company”), for use at the 2009 Annual Meeting of Shareholders (the “Annual Meeting”), to be held at 10:00 a.m., on April 29, 2009, at the Chester Valley Golf Club, 430 Swedesford Road, Malvern, Pennsylvania 19355.

The Company’s principal executive offices are located at 100 Deerfield Lane, Suite 140, Malvern, Pennsylvania 19355.

We are providing access to our proxy materials (including this proxy statement, together with a notice of meeting, form of proxy card, and the Company’s annual report on Form 10-K) on the Internet pursuant to rules recently adopted by the Securities and Exchange Commission (“SEC”). Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders entitled to vote at the meeting. You may also request a printed copy of the proxy materials by mail. If you do so, these materials will also include the proxy card for the Annual Meeting. To request a printed copy of the proxy materials, please contact us via the Internet (http://www.amstock.com/proxyservices/requestmaterials.asp), telephone (866-668-8562) or by email (info@amstock.com) on or before April 9, 2009. If requesting material by email, please send a blank email with the 12-digit Control Number (located on the Notice) in the subject line.

All shareholders will have the ability to access, beginning on March 18, 2009, the proxy materials on a website referred to in the Notice or to request to receive a printed copy of the proxy materials at no charge. If you request a printed copy of the proxy materials, we will mail them to you within three business days of your request, at no cost to you. The Notice includes instructions on how to access the electronic proxy materials, as well as instructions for requesting a printed copy. In addition, shareholders may permanently elect to receive future proxy materials in either electronic form by email or printed form by mail. If you make such an election, we will continue to send you the materials pursuant to your election, until you notify us otherwise.

PROXY STATEMENT QUESTIONS AND ANSWERS

Why have I been furnished with this proxy statement?

This Proxy Statement was made available to shareholders on March 18, 2009. You have been furnished with this proxy statement because you owned shares of Common Stock, no par value (“Common Stock”) or Series A Convertible Preferred Stock, no par value (“Series A Preferred Stock”) of the Company at the close of business on March 6, 2009, the record date for the Annual Meeting. Our Board of Directors has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies on behalf of the Company for use at our Annual Meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. We believe that internet-delivery of our proxy materials allows us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. Accordingly, we are sending the Notice to our shareholders and beneficial owners as of the record date. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found on the Notice.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to view our proxy materials for the Annual Meeting on the Internet.

What if I have questions?

If you have questions, please write them down and send them to the Secretary at the Company’s principal executive office at 100 Deerfield Lane, Suite 140, Malvern, Pennsylvania 19355, or call the Company’s Investor Relations Department at (610)989-0340.

What will I be voting on?

You will be voting on:

1.	The election of George R. Jensen, Jr., Stephen P. Herbert, William L. Van Alen, Jr., Steven Katz, Douglas M. Lurio, Stephen W. McHugh, and Joel Brooks, as Directors;

2.	A proposal to ratify the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm of the Company for fiscal year 2009; and

3.	Such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

Could other matters be voted on at the Annual Meeting?

As of March 18, 2009, the items listed in 1 and 2 in the preceding question are the only matters being considered. If any other matters are properly presented for action, the persons named in the form of proxy will vote the proxy in accordance with their best judgment and opinion as to what is in the best interests of the Company.

How does the Board recommend I vote on the proposals?

The Board recommends a vote for each of the director nominees identified in Item 1 and for Item 2.

How can I obtain directions to be able to attend the Annual Meeting and vote in person?

The Chester Valley Golf Club, where the Annual Meeting will be held, is located at 430 Swedesford Road, Malvern, Pennsylvania 19355. You may obtain directions to the venue by contacting the Chester Valley Golf Club at (610)647-4007 or by accessing their website at http://www.chestervalleygc.org/ and clicking on the “Contact Us” link.

Who is paying for this proxy solicitation?

The cost of soliciting proxies will be borne by the Company.  Such solicitation may also be made on behalf of the Company by the Company’s Directors, officers or employees in person or by telephone, facsimile transmission or telegram. Employees, officers or Directors will not receive any additional compensation for these solicitation activities.

Where can I access an electronic copy of the Proxy Statement and Annual Report on Form 10-K for the year ended June 30, 2008?

You may access an electronic copy of the Proxy Statement, form of proxy card, and the Annual Report on Form 10-K for the year ended June 30, 2008 at:
http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=14591.

Who is entitled to vote at or attend the Annual Meeting?

Only holders of Common Stock or Series A Preferred Stock of record at the close of business on March 6, 2009 will be entitled to notice of and to vote at the Annual Meeting.  Each share of Common Stock is entitled to one vote and each share of Series A Preferred Stock is entitled to one-hundredth of a vote on all matters to come before the Annual Meeting. On March 6, 2009, the record date for the Annual Meeting, the Company had issued and outstanding 15,435,744 shares of Common Stock and 512,365 shares of Series A Preferred Stock.

Shareholders of Record.  If, on the record date, your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy.

Beneficial Owners.  If, on the record date, your shares were not held in your name, but rather were held in an account at a brokerage firm, bank or other nominee (commonly referred to as being held in “street name”), you are the beneficial owner of those shares. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other nominee regarding how to vote the shares held in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you obtain a valid legal proxy from your broker or other nominee and bring the legal proxy to the Annual Meeting. If you want to attend the Annual Meeting, but not vote at the Annual Meeting, you must provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to the record date.

What if I receive more than one Notice of Internet Availability of Proxy Materials?

If you receive more than one Notice, you hold shares in more than one name or shares in different accounts. To ensure that all of your shares are voted, you will need to vote separately by the Internet using the specific control number contained in each Notice that you receive or by promptly marking, signing, dating and returning your proxy card.

How do I vote my shares?

You may vote either in person at the Annual Meeting or by proxy.

-- At the Meeting.  Shares held in your name as the shareholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker or other agent that holds your shares, giving you the right to vote the shares, and you bring the legal proxy to the Annual Meeting.

-- To vote by proxy, you must select one of the following options:

1.	Vote on the Internet :

•	Access www.voteproxy.com.

•	Have the Notice or proxy card in hand.

•	Follow the instructions provided on the site.

•	Submit the electronic proxy before the required deadline (11:59 p.m. Eastern Time on April 28, 2009).

•	If you are not the shareholder of record but hold shares through a custodian, broker or other agent, such agent may have special voting instructions that you should follow.

2.	Complete the proxy card:

•	Complete all of the required information on the proxy card.

•	Date and sign the proxy card.

•	Return the proxy card in the postage-paid envelope provided as soon as possible.

•	If you are not the shareholder of record and hold shares through a custodian, broker or other agent, such agent may have special voting instructions that you should follow.

If you vote in a timely manner by the Internet, you do not have to return the proxy card for your vote to count. The Internet voting procedures appear in the Notice or proxy card. You may also log on to change your vote or to confirm that your vote has been properly recorded.

Can I change my vote or revoke my proxy?

Yes. Whether you vote by Internet or submit a proxy card with your voting instructions, you may revoke or change your vote by:

•	casting a new vote on the Internet,

•	submitting another written proxy with a later date,

•	sending a written notice of the change in your voting instructions to the Secretary of the Company if received the day before the Annual Meeting,

•	if you are a beneficial owner, by following the instructions sent to you by your broker, bank or other agent, or

•	revoking the grant of a previously submitted proxy and voting in person at the Annual Meeting. Please note that your attendance at the Annual Meeting itself will not revoke a proxy.

How are votes counted?

Shares of Common Stock or Series A Preferred Stock represented by properly executed proxy cards, or voted by proxy by the Internet, and received in time for the Annual Meeting will be voted in accordance with the instructions specified in the proxies. Any proxy not specifying to the contrary will be voted in favor of the adoption of the proposal referred to in the Notice of Annual Meeting and for the seven nominees for Director listed in Item 1 below. If you grant a proxy, either of the officers named as proxy holders, George R. Jensen, Jr., and Stephen P. Herbert, or their nominees or substitutes, will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the Meeting or at any adjournment or postponement that may take place. If, for any unforeseen reason, any of our nominees is not available as a candidate for director, the persons named as the proxy holder will vote your proxy for another candidate or other candidates nominated by our Board.

The inspector of elections designated by the Company will use procedures consistent with Pennsylvania law concerning the voting of shares, the determination of the presence of a quorum and the determination of the outcome of each matter submitted for a vote.

What are the securities entitled to vote at the Annual Meeting?

Each share of Common Stock issued and outstanding on the record date, other than shares held by the Company, is entitled to one vote on each matter presented at the Annual Meeting. Each share of Series A Preferred Stock issued and outstanding on the record date is entitled to one-hundredth of a vote on each matter presented at the Annual Meeting. As of the record date, 15,435,744 shares of Common Stock were issued and outstanding and 512,365 shares of Series A Preferred Stock were issued and outstanding.

What is a quorum?

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast on a particular matter by the shareholders at the Annual Meeting is necessary to constitute a quorum for purposes of consideration and action on the matter. Votes withheld for director nominees and abstentions on the other proposals to be considered at the Annual Meeting will be counted in determining whether a quorum has been reached, but the failure to execute and return a proxy will result in a shareholder not being considered present at the meeting.  The holders of the Common Stock and Series A Preferred Stock vote together, and not as a separate class.  If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed to solicit additional proxies.

How is each proposal to be adopted at the Annual Meeting?

Assuming the presence of a quorum, generally the adoption of a proposal by the shareholders requires the affirmative vote of the holders of at least a majority of all shares actually voted in person or by proxy at the Annual Meeting.  Directors are elected by a plurality, and the seven nominees who receive the most votes will be elected.  Abstentions and broker non-votes will not be taken into account to determine the outcome of the election of Directors.  Approval of the proposal to ratify the selection of auditors requires the affirmative vote of the holders of at least a majority of all shares casting votes in person or by proxy at the Annual Meeting. Only shares affirmatively voted for a proposal, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for those proposals. Abstentions as to a proposal will have the same effect as votes against such proposal.

What is a broker non-vote?

Brokers who hold shares of stock in street name for customers and who indicate on a proxy that the broker does not have discretionary authority to vote those shares as to a particular matter are referred to as broker non-votes. Broker non-votes will have no effect in determining whether a proposal will be adopted at the Annual Meeting although they would be counted as present for purposes of determining the existence of a quorum.

When are the votes due?

Proxies submitted by shareholders by Internet will be counted in the vote only if they are received by 11:59 p.m. Eastern Time on April 28, 2009. Shares represented by proxies on the enclosed proxy card will be counted in the vote at the Annual Meeting only if we receive your proxy card by 9:00 a.m. Eastern Time on April 29, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

COMMON STOCK

The following table sets forth, as of June 30, 2008, the beneficial ownership of the Common Stock of each of the Company's directors and executive officers, the other employees named in the summary compensation table set forth below, as well as by the Company's directors and executive officers as a group. Except as set forth below, the Company is not aware of any beneficial owner of more than five percent of the Common Stock. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable:

Name and Address of	Number of Shares		Percent of
Beneficial Owner(1)	of Common Stock (2)		Class

George R. Jensen, Jr.	198,001	(3)	1.17%
100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355

Stephen P. Herbert	94,950	(4)	*
100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355

David M. DeMedio	33,591	(5)	*
100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355

Douglas M. Lurio	19,030	(6)	*
2005 Market Street, Suite 3320
Philadelphia, Pennsylvania 19103

Steven Katz	18,350	(7)	*
440 South Main Street
Milltown, New Jersey 08850

William L. Van Alen, Jr.	53,773	(8)	*
P.O. Box 727
Edgemont, Pennsylvania 19028

Stephen W. McHugh	6,000	(9)	*
100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355

Joel Brooks	0 shares		*
303 George Street Suite 140
New Brunswick, New Jersey 08901

John McLaughlin	500 shares		*
100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355

Michael Lawlor	3,200 shares		*
100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355

S.A.C. Capital Associates, LLC	1,950,426	(10)	11.53%
72 Cummings Point Road
Stamford, Connecticut 06902

Wellington Management Company, LLP	2,051,000	(11)	12.13%
75 State Street
Boston, Massachusetts 02109

All Directors and Executive Officers
As a Group (8 persons)	423,695		2.51%
__________
*Less than one percent (1%)

(1)  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and derives from either voting or investment power with respect to securities. Shares of Common Stock issuable upon conversion of the Preferred Stock, shares issuable upon the conversion of Convertible Senior Notes, or shares of Common Stock issuable upon exercise of warrants and options currently exercisable, or exercisable within 60 days of June 30, 2008, are deemed to be beneficially owned for purposes hereof.

(2)  On June 30, 2008 there were 15,141,670 shares of Common Stock and 520,392 shares of Preferred Stock issued and outstanding. For purposes of computing the percentages under this table, it is assumed that all shares of issued and outstanding Preferred Stock have been converted into 5,203 shares of Common Stock, and that all of the options to acquire Common Stock which have been issued and are fully vested as of June 30, 2008 (or within 60 days of June 30, 2008) have been converted into 161,500 shares of Common Stock. For purposes of computing such percentages it has also been assumed that all of the remaining Common Stock Warrants have been exercised for 1,591,735 shares of Common Stock; and that all of the accrued and unpaid dividends on the Preferred Stock as of June 30, 2008 have been converted into 9,774 shares of Common Stock. Therefore, 16,909,882 shares of Common Stock were treated as issued and outstanding for purposes of computing the percentages under this table. Does not reflect or include the 140,000 shares issuable to Mr. Jensen upon a “USA Transaction” nor any shares issuable to the executive officers under the Long Term Equity Incentive Program on account of the 2008 fiscal year.

(3)  Includes 2,000 shares of Common Stock beneficially owned by his spouse. Does not include the right granted to Mr. Jensen under his Employment Agreement to receive Common Stock upon the occurrence of a USA Transaction nor any shares issuable to the executive officers under the Long Term Equity Incentive Program on account of the 2008 fiscal year. See "Executive Employment Agreements". Includes 39,366 shares owned by George R. Jensen, Jr. Grantor Retained Unitrust dated July 14, 2003 over which Mr. Jensen retains beneficial ownership. Includes 75,000 shares underlying vested stock options, and 670 shares underlying Preferred Stock.

(4)  Includes 10 shares of Common Stock beneficially owned by his child and 10,000 shares of Common Stock beneficially owned by his spouse. Includes 18,000 shares underlying vested stock options. Does not include any shares issuable to Mr. Herbert under the Long Term Equity Incentive Program on account of the 2008 fiscal year.

(5)  Includes 8,500 shares underlying vested stock options. Does not include any shares issuable to Mr. DeMedio under the Long-Term Equity Incentive Program on account of the 2008 fiscal year.

(6)  Includes 12,000 shares underlying vested stock options.

(7)  Includes 12,000 shares underlying vested stock options.

(8)  Includes 5,333 shares issuable upon the exercise of warrants and 100 shares of Common Stock beneficially owned by his spouse. Includes 12,000 shares underlying vested stock options.

(9)  Includes 6,000 shares underlying vested stock options.

(10)  Based upon a Schedule 13G/A filed with the Securities and Exchange Commission on January 8, 2009, S.A.C. Capital Advisors, L.P., S.A.C. Capital Advisors, Inc., S.A.C. Capital Associates, LLC, and Steven A. Cohen, each have shared voting and investment power with respect to such shares. The address of S.A.C. Capital Advisors, L.P., S.A.C. Capital Advisors, Inc. and Mr. Cohen is as indicated in the table. The address of S.A.C. Capital Associates, LLC is P.O. Box 58, Victoria House, The Valley, Anguilla, British West Indies. Each of S.A.C. Capital Advisors, L.P., S.A.C. Capital Advisors, Inc. and Mr. Cohen disclaim beneficial ownership of these shares.

(11)  Based upon a Schedule 13G/A filed with the Securities and Exchange Commission on March 3, 2008, reflecting the beneficial ownership of our Common Stock by Wellington Management Company, LLP, which has shared voting authority over 1,209,000 shares and shared dispositive power over 2,051,000 shares.

SERIES A PREFERRED STOCK

As of June 30, 2008, there were no shares of Series A Preferred Stock that were beneficially owned by the Company's directors, executive officers, or the other employees named in the Summary Compensation Table set forth below except for our Director and Chief Executive Officer, Mr. George R. Jensen, Jr., who beneficially owned 67,000 shares of Series A Preferred Stock.

ITEM 1
ELECTION OF DIRECTORS

The  shareholders  are  being  asked to elect seven directors,  who will comprise the entire Board of Directors of the Company,  to serve until the next annual meeting of  shareholders  or until their  successors are duly elected and qualified. All of the nominees are current members of the Board of Directors.

Although  the Board of  Directors  has no reason to believe  any of the nominees will be unable to accept such nomination, if such should occur, proxies will be voted  (unless  marked to the contrary)  for such  substitute  person or persons,  if any, as shall be  recommended  by the Board of Directors.  However, proxies will not be voted for more than seven directors.  Shareholders who do not wish their shares to be voted for a particular nominee may so direct in the space provided in the proxy card.

The Board of Directors has nominated, and recommends the election of, the seven persons listed below to serve as Directors of the Company. The following information is furnished with respect to each nominee for election as a Director:

Name	Age	Position(s) Held
George R. Jensen, Jr.	60	Chief Executive Officer, Chairman of the Board of Directors
Stephen P. Herbert	46	Chief Operating Officer and President, Director
William L. Van Alen, Jr. (1)(2)	74	Director
Steven Katz (1)	61	Director
Douglas M. Lurio	52	Director
Stephen W. McHugh (2)	51	Director
Joel Brooks (2)	50	Director

(1)	Member of Compensation Committee
(2)	Member of Audit Committee

Each Director holds office until the next Annual Meeting of shareholders and until his successor has been elected and qualified.

George R. Jensen, Jr., has been our Chief Executive Officer and a Director since our inception in January 1992. Mr. Jensen was Chairman, Director, and Chief Executive Officer of American Film Technologies, Inc. ("AFT") from 1985 until 1992. AFT was in the business of creating color imaged versions of black-and-white films. From 1979 to 1985, Mr. Jensen was Chief Executive Officer and President of International Film Productions, Inc. Mr. Jensen was the Executive Producer of the twelve hour miniseries, "A.D.", a $35 million dollar production filmed in Tunisia. Procter and Gamble, Inc., the primary source of funds, co-produced and sponsored the epic, which aired in March 1985 for five consecutive nights on the NBC network. Mr. Jensen was also the Executive Producer for the 1983 special for public television, "A Tribute to Princess Grace". From 1971 to 1978, Mr. Jensen was a securities broker, primarily for the firm of Smith Barney, Harris Upham. Mr. Jensen was chosen 1989 Entrepreneur of the Year in the high technology category for the Philadelphia, Pennsylvania area by Ernst & Young LLP and Inc. Magazine. Mr. Jensen received his Bachelor of Science Degree from the University of Tennessee and is a graduate of the Advanced Management Program at the Wharton School of the University of Pennsylvania.

Stephen P. Herbert was elected a Director in April 1996, and joined USA on a full-time basis on May 6, 1996. Prior to joining us and since 1986, Mr. Herbert had been employed by Pepsi-Cola, the beverage division of PepsiCo, Inc. From 1994 to April 1996, Mr. Herbert was a Manager of Market Strategy. In such position he was responsible for directing development of market strategy for the vending channel and subsequently the supermarket channel for Pepsi-Cola in North America. Prior thereto, Mr. Herbert held various sales and management positions with Pepsi-Cola. Mr. Herbert graduated with a Bachelor of Science degree from Louisiana State University.

William L. Van Alen, Jr., joined the Board of Directors of USA in May 1993. Mr. Van Alen is President of Cornerstone Entertainment, Inc., an organization engaged in the production of feature films of which he was a founder in 1985. Since 1996 and until March 2006, Mr. Van Alen had been President and a Director of The Noah Fund, a publicly traded mutual fund. Prior to 1985, Mr. Van Alen practiced law in Pennsylvania for twenty-two years. Mr. Van Alen received his undergraduate degree in Economics from the University of Pennsylvania and his law degree from Villanova Law School.

Steven Katz joined the Board of Directors in May 1999. He is President of Steven Katz & Associates, Inc., a management consulting firm specializing in strategic planning and corporate development for technology and service-based companies in the health care, environmental, telecommunications and Internet markets. Mr. Katz’s prior experience includes five years with PriceWaterhouse & Co. in audit, tax and management advisory services; two years of corporate planning with Revlon, Inc.; five years with National Patent Development Corporation (NPDC) in strategic planning, merger and acquisition, technology in-licensing and out-licensing, and corporate turnaround experience as President of three NPDC subsidiaries; and two years as a Vice President and General Manager of a non-banking division of Citicorp, N.A. Mr. Katz is also a Director of Health Systems Solutions Inc., a publicly traded company.  From May 2007 until September 2008, Mr. Katz was President and Chairman of the Board of GammaCan International, Inc., a publicly traded corporation.

Douglas M. Lurio joined the Board of Directors of USA in June 1999. Mr. Lurio is President of Lurio & Associates, P.C., attorneys-at-law, which he founded in 1991. He specializes in the practice of corporate and securities law. Prior thereto, he was a partner with Dilworth, Paxson LLP. Mr. Lurio received a Bachelor of Arts Degree in Government from Franklin & Marshall College, a Juris Doctor Degree from Villanova Law School, and a Masters in Law (Taxation) from Temple Law School.

Stephen W. McHugh joined the Board of Directors of USA in June 2006. Mr. McHugh is the President and co-founder of Santa Barbara Infrared, Inc., a designer and manufacturer of military and commercial Electro-Optical test equipment that was recently acquired by HEICO Corporation. Mr. McHugh formerly was a mechanical engineer and technical sales expert at Electro Optical Industries where he designed optical and mechanical instruments for the test of infrared camera systems.

Joel Brooks joined the Board of Directors of USA on March 22, 2007.  Since December 2000, Mr. Brooks has served as the Chief Financial Officer and Treasurer of Senesco Technologies, Inc., a biotechnology company whose shares are traded on the American Stock Exchange. From September 1998 until November 2000, Mr. Brooks was the Chief Financial Officer of Blades Board and Skate, LLC, a retail establishment specializing in the action sports industry. Mr. Brooks was Chief Financial Officer from 1997 until 1998 and Controller from 1994 until 1997 of Cable and Company Worldwide, Inc. He also held the position of Controller at USA Detergents, Inc. from 1992 until 1994, and held various positions at several public accounting firms from 1983 through 1992. Mr. Brooks received his Bachelor of Science degree in Commerce with a major in Accounting from Rider University in February 1983.

Cumulative voting rights do not exist with respect to the election of Directors.  Pursuant to the Articles of Incorporation and Pennsylvania law, the Directors of the Company are to be elected by the holders of the Common Stock and Series A Preferred Stock voting together, with each share of Common Stock entitled to one vote and each share of Series A Preferred Stock entitled to one-hundredth of a vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL NOMINEES.

INDEPENDENCE OF THE BOARD OF DIRECTORS

The Board of Directors has affirmatively determined that William Van Alen, Jr., Steven Katz, Stephen W. McHugh, and Joel Brooks, which members constitute a majority of the Board of Directors, are independent in accordance with the applicable listing standards of The NASDAQ Stock Market, Inc.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors of the Company held a total of three meetings during the fiscal year ended June 30, 2008 (not including actions adopted by unanimous consent).  Each member of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board and Board Committees of which he was a member during the 2008 fiscal year.  The Company does not have a policy with regard to Board members attendance at annual meetings.  Six of our Directors attended the 2008 Annual Meeting.

BOARD COMMITTEES

The Board of Directors has a standing Audit Committee and Compensation Committee. In addition, all nominees for election or appointment to the Board must be recommended to the Board by a majority of our independent directors (as such term is defined in the listing standards of The NASDAQ Stock Market, Inc.).

The Audit Committee of the Board of Directors presently consists of Mr. Van Alen (Chairman), Mr. McHugh, and Mr. Brooks, appointed by the Board of Directors. Each member of the Audit Committee is independent as defined under the listing standards of the NASDAQ Stock Market, Inc. The board of directors has also determined that Mr. Brooks is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. Our Audit Committee held four meetings during the 2008 fiscal year. The Audit Committee recommends the engagement of the Company’s independent accountants and is primarily responsible for approving the services performed by the Company’s independent accountants, for reviewing and evaluating the Company’s accounting principles, reviewing the independence of independent auditors, and reviewing the adequacy and effectiveness of the Company’s internal controls. The Audit Committee operates pursuant to a charter that was last amended and restated by the Board of Directors on April 11, 2006, a copy of which is accessible on the Company’s website, www.usatech.com.

The Compensation Committee of the Board of Directors presently consists of Mr. Katz (Chairman) and Mr. Van Alen. The Board of Directors has determined that each of the current members of the Compensation Committee is independent in accordance with the applicable listing standards of The Nasdaq Stock Market, Inc. In making such determination, the Board took into consideration the payment by the Company of approximately $20,000 to Mr. Katz in connection with consulting services provided by Mr. Katz during the year ended June 30, 2008. The Committee reviews and recommends compensation and compensation changes for the executive officers and Directors of the Company and administers the Company’s stock option and restricted stock grant plans as they pertain to the executive officers and Directors. The Compensation Committee met three times during the 2008 fiscal year.  The Compensation Committee operates pursuant to a charter that was adopted by the Board of Directors in September 2007, a copy of which is not accessible on the Company’s website, but was an appendix to the proxy statement for our annual meeting held on February 28, 2008.

Our independent directors are required to recommend to the entire Board of Directors for selection any nominees for director. The foregoing applies to the election of Directors at any annual or special meeting of shareholders as well as in the case of a vacancy on the Board of Directors resulting from resignation, death, or otherwise. The current independent members of our Board are William Van Alen, Jr., Steven Katz, Stephen W. McHugh, and Joel Brooks. During the fiscal year ended June 30, 2008, the independent members of our Board met one time. There is no written charter governing the selection of our director nominees by the independent directors.

Our independent directors have not established any specific minimum qualifications for recommending membership on our Board of Directors. Rather, the independent directors will generally consider all relevant factors, which may include independence, expertise that is useful to the Company and complementary to the background, skills and experience of the other Board members, a commitment to ethics and integrity, a commitment to personal and organizational accountability, a history of achievement that reflects superior standards for themselves and others, and a willingness to express alternate points of view while, at the same time, being respectful of the opinions of others and working collaboratively as a team player.

The independent directors use their available network of contacts when compiling a list of potential director candidates. The independent directors also consider potential director candidates recommended by shareholders and other parties and all potential candidates are evaluated based upon the above criteria. Because the independent directors make no distinction in their evaluation of candidates based on whether such candidates are recommended by shareholders or other parties, no formal policy or procedure has been established for the consideration of director candidates recommended by shareholders.

Shareholders who wish to propose a potential director candidate may submit a recommendation in writing to the Secretary,  USA Technologies,  Inc., 100 Deerfield Lane, Suite 140, Malvern,  PA 19355,  specifying  the  name  of the  candidates  and  stating  in  detail  the qualifications  of such  persons  for  consideration  by the  independent directors.  A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director, should accompany any such recommendation.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Members of the Board of Directors receive cash and equity compensation for serving on the Board of Directors, as determined from time to time by the Compensation Committee with subsequent approval thereof by the Board of Directors.

DIRECTOR COMPENSATION TABLE

The table below summarizes the compensation paid by the Company to non-employee Directors during the fiscal year ended June 30, 2008.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Compensation Plan ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Joel Brooks	30,000	-	-	-	-	-	30,000
Steven Katz	30,000	-	-	-	-	-	30,000
Douglas M. Lurio	20,000	-	-	-	-	-	20,000
Stephen W. McHugh	30,000	-	-	-	-	-	30,000
William L. Van Alen Jr.	40,000	-	-	-	-	-	40,000

During fiscal year 2008, we paid each of Messrs. Brooks, Van Alen, Katz, McHugh and Lurio $20,000 for serving as a Director during the fiscal year.  The Company paid Mr. McHugh, Mr. Brooks and Mr. Van Alen $10,000 for serving on the Audit Committee during the fiscal year. The Company paid Mr. Katz and Mr. Van Alen $10,000 for serving on the Compensation Committee.

On April 21, 2006, we granted 12,000 Common Stock Options to each of Messrs. Van Alen, Katz, and Lurio all with an exercise price of $7.50 per share and all exercisable at any time within five years following the date of vesting. The options granted to Mr. Van Alen were fully vested. Of the options granted to Mr. Katz and Mr. Lurio, 6,000 vested immediately, 3,000 vested on April 1, 2007, and 3,000 vested on April 1, 2008. In conjunction with the appointment of Stephen McHugh to the Board of Directors on June 20, 2006, the Company granted Mr. McHugh 6,000 Common Stock Options with an exercise price of $8.00 per share. The options vested as follows: 3,000 on June 20, 2007 and 3,000 on June 20, 2008. The options are exercisable at any time within five years of vesting. During the 2007 fiscal year, the Company granted to each Director piggy back registration rights in connection with the shares underlying these options.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We believe that our shareholders are currently provided a reasonable means to communicate with our Board of Directors and individual directors. As a result, our Board of Directors has not established a formal process for shareholders to send communications to the Board of Directors or individual directors. However, the Board of Directors will consider, from time to time, whether adoption of a formal process for such shareholder communications has become necessary or appropriate. Shareholders may send communications to the Board of Directors or individual directors by mail at 100 Deerfield Lane, Suite 140, Malvern, Pennsylvania 19355, Attn: Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year 2008, Steven Katz and William Van Alen, Jr., served as members of the Compensation Committee of our Board of Directors. No member of the Compensation Committee was an employee or former employee of our company or any of our subsidiaries, or had any relationship with us requiring disclosure herein.

From October 2007 through September 2008, our Chief Financial Officer, David M. DeMedio, was a Director and a member of the Compensation Committee of the Board of Directors of GammaCan International, Inc., a Delaware corporation whose shares are traded on the OTC Bulletin Board. Steven Katz, a Director and a member of our Compensation Committee, was also the Chairman of the Board and President of GammaCan International, Inc. during such period of time. Except as set forth in the prior sentence, during the last fiscal year, none of our executive officers served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (ii) a director of another entity, one of whose executive officers served on our Compensation Committee; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director on our Board of Directors.

ITEM 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The firm of McGladrey & Pullen, LLP has been selected by the Board of Directors to serve as the Company’s independent registered public accounting firm for fiscal year 2009. The shareholders will be asked to ratify this appointment at the Annual Meeting.  A representative of McGladrey & Pullen, LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

The following resolution concerning the appointment of the independent registered public accounting firm will be presented to the shareholders at the Annual Meeting:

RESOLVED,  that the  appointment  by the Board of Directors of the  Company  of  McGladrey & Pullen, LLP,  independent  registered public  accounting  firm,  to examine the books,  accounts and records of the  Company  for the fiscal  year  ending June 30, 2009 is hereby ratified and approved.

The affirmative  vote of a majority of the votes cast by all holders of the  outstanding  shares of Common  Stock and Series A  Preferred  Stock voting together (with each share of Common Stock entitled to one vote and each share of Series A Preferred Stock entitled to one-hundredth of a vote) is required for ratification of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE PROPOSAL SET FORTH ABOVE.

AUDIT AND NON-AUDIT FEES

Goldstein Golub Kessler LLP had served as our independent registered accounting firm since July 2005. During October 2007, we were notified that the partners of Goldstein Golub Kessler LLP became partners of McGladrey & Pullen, LLP in a limited asset purchase agreement. Effective November 16, 2007, Goldstein Golub Kessler LLP’s position as our independent registered public accounting firm ceased, and we appointed McGladrey & Pullen, LLP as our independent registered public accounting firm.  Accordingly, the Company was billed for professional services rendered by each of Goldstein Golub Kessler LLP and McGladrey & Pullen, LLP in connection with the fiscal year ended June 30, 2008.

During the fiscal year ended June 30, 2008, fees in connection with services rendered by McGladrey & Pullen, LLP were as set forth below:

Fiscal 2008
Audit Fees	$260,000
Audit-Related Fees	--
Tax Fees	--
All Other Fees	--
TOTAL	$260,000

During the fiscal years ended June 30, 2008 and 2007, fees in connection with services rendered by Goldstein Golub Kessler LLP were as set forth below:

	Fiscal 2008	Fiscal 2007
Audit Fees	$55,000	$245,000
Audit-Related Fees	--	--
Tax Fees	--	--
All Other Fees	--	--
TOTAL	$55,000	$245,000

Audit fees consisted of fees for the audit of our annual financial statements and review of quarterly financial statements as well as services normally provided in connection with statutory and regulatory filings or engagements, consents and assistance with and review of Company documents filed with the SEC.

There were no fees categorized as Audit-related, Tax, or Other fees during fiscal years 2007 and 2008.

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm on a case-by-case basis.

EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS OF THE COMPANY

Our executive officers are as follows:

Name	Age	Position(s) Held
George R. Jensen, Jr.	60	Chief Executive Officer, Chairman of the Board of Directors
Stephen P. Herbert	46	Chief Operating Officer and President, Director
David M. DeMedio	37	Chief Financial Officer

Certain information concerning the foregoing executive officers who are also directors of the Company is set forth elsewhere in this Proxy Statement.  See “Item 1- Election of Directors.” The following description contains certain information concerning the foregoing executive officer who is not also a Director of the Company.

David M. DeMedio joined USA Technologies on a full-time basis in March 1999 as Controller. In the Summer of 2001, Mr. DeMedio was promoted to Director of Financial Services where he was responsible for the sales and financial data reporting to customers, the Company's turnkey banking services and maintaining and developing relationships with credit card processors and card associations. In July 2003, Mr. DeMedio served as interim Chief Financial Officer through April, 2004. From April, 2004 until April 12, 2005, Mr. DeMedio served as Vice President - Financial & Data Services. On April 12, 2005, he was appointed as the Company's Chief Financial Officer. From 1996 to March 1999, prior to joining the Company, Mr. DeMedio had been employed by Elko, Fischer, Cunnane and Associates, LLC as a supervisor in its accounting and auditing and consulting practice. Prior thereto, Mr. DeMedio held various accounting positions with Intelligent Electronics, Inc., a multi-billion reseller of computer hardware and configuration services. Mr. DeMedio graduated with a Bachelor of Science in Business Administration from Shippensburg University and is a Certified Public Accountant.

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Committee is currently comprised of two non-employee directors. The Compensation Committee is responsible for reviewing and recommending compensation and compensation changes for the executive officers of the Company. The compensation of the two other employees named in the Summary Compensation Table is determined by the executive officers. The Chief Executive Officer assists the Committee in determining the compensation of all other executive officers and the other executive officers do not have a role in determining their own compensation. Our Chief Executive Officer regularly provides information to the Compensation Committee. The Compensation Committee considers each component of executive compensation in light of total compensation. In considering adjustments to the total compensation of the executive officers, the Compensation Committee also considers the value of previous compensation.

We have developed a compensation policy that is designed to attract and retain key executives responsible for our success and motivate management to enhance long-term shareholder value. The Compensation Committee believes that compensation of the Company’s executive officers should encourage creation of shareholder value and achievement of strategic corporate objectives and the Committee seeks to align the interests of the Company’s shareholders and management by integrating compensation with the Company’s annual and long-term corporate and financial objectives. We believe that providing our executive officers who have responsibility for the Company’s management and growth with an opportunity to increase their ownership of Company stock aligns the interests of the executive officers with those of the shareholders. During the 2007 fiscal year, we adopted the Long Term Equity Incentive Program for our executive officers in order to provide them with the opportunity to further increase the number of shares owned by them. In order to be competitive with compensation offered by other technology companies and to motivate and retain executive officers, the Company intends to offer a total compensation package competitive with other technology companies as well as take into account individual responsibilities and performance. The annual compensation package for our executives primarily consists of:

•	a base salary
•	stock options
•	long-term stock incentive awards
•	cash and stock bonuses
•	restricted stock awards
•	other benefits

Base Salary

Base salary is the fixed component of our executive’s annual cash compensation and is set with the goal of attracting talented executives and adequately compensating and rewarding them for services rendered during the fiscal year. For the fiscal years 2008 and 2007, our executive officers had employment agreements that specified the level of salary to which the officer is entitled, subject to review of our Board or Compensation Committee from time to time. These base salaries were established in April 2006, and reflected the individual’s level of responsibility and performance. In recommending base salaries to the Board, the Compensation Committee also considers changes in duties and responsibilities, our business and financial results, the relationship among base salaries paid to others within our Company, and its knowledge of base salaries paid to executive officers of other technology companies. In October 2007, the Board approved the recommendation of the Compensation Committee that Mr. DeMedio’s annual base salary be increased to $195,000 effective October 1, 2007. As permitted under his employment agreement, Mr. Jensen elected to receive fifty-percent (50%) of his base salary in shares of Common Stock rather than cash payments during the 2007 fiscal year. The base salaries for each of Messrs. Lawlor and McLaughlin for the fiscal year were established by our President after discussions with each employee.

Stock Options

Stock options serve to ensure that executive management is properly focused on shareholder value. Stock options align management incentives with shareholder’s objectives because options have value only if the stock price increases over time. A vesting schedule also keeps the executives focused on long term performance and not short term gains. For the fiscal years 2008 and 2007, various stock options became vested that were granted to our executive officers at the time the officers entered into their employment agreements in May 2006. During fiscal year 2007, the Company granted to our executive officers piggy back registration rights in connection with the shares underlying the options granted to them in their employment agreements.

Restricted Stock Awards

During fiscal year 2007, shares of restricted stock became vested that had been issued to Messrs. Jensen and Herbert at the time they entered into their May 2006 employment agreements. During fiscal year 2007, the Company granted to our executive officers piggy back registration rights in connection with the restricted shares granted to them in their employment agreements.

Cash and Stock Bonuses

In addition to base salary, we may award variable cash bonus awards to our executives as well as shares available under our stock compensation programs. The shares awarded under our stock compensation plans are registered under the Securities Act of 1933, as amended.  Shares were awarded under our stock plans to Mr. Lawlor during the 2008 fiscal year and to Mr. McLaughlin during fiscal year 2007. The shares were awarded to them upon the recommendation of our President. In addition, based upon performance, Messrs. Lawlor and McLaughlin earned cash bonuses during fiscal year 2008. In December 2007, the Board approved the recommendation of the Compensation Committee that Messrs. Jensen, Herbert, and DeMedio receive cash bonuses based upon each of their performance during the first six months of the fiscal year.

Long-Term Equity Incentive Program

During February 2007, at the recommendation of the Compensation Committee, the Board of Directors adopted the Long-Term Equity Incentive Program covering the Company’s executive officers – Messrs. Jensen, Herbert and DeMedio. The purpose of the Plan is to ensure continuity of the Company’s executives, encourage stock ownership by the executives, align the interests of the executives with those of the shareholders, and provide incentives and rewards to the executives who are largely responsible for the management and growth of the Company.

Under the Plan, each executive officer will be awarded common stock of the Company in the event the Company achieves target goals relating to each of revenues, gross profit and EBITDA during each of the fiscal years ending June 30, 2007, June 30, 2008, and June 30, 2009. EBITDA is defined as earnings before interest, taxes, depreciation, and amortization, and excludes non-cash stock payments/awards and stock options granted to officers and Board members. During each such fiscal year, the number of eligible shares to be awarded to the executive is based upon the following weightings: 40% of eligible shares are determined by revenues; 30% of eligible shares are determined by gross profit; and 30% of eligible shares are determined by EBITDA.

If the target goals (100%) for revenues, gross profit, and EBITDA are achieved by the Company during the applicable fiscal year, the executive officers would be awarded the following number of shares:

	Fiscal Year Ended June 30,
	2007	2008	2009
George R. Jensen, Jr.	178,570	178,570	178,570
Stephen P. Herbert	53,713	53,713	53,714
David M. DeMedio	21,663	21,663	21,664

On February 4, 2009, the Board of Directors approved the recommendation of the Compensation Committee that the final twelve month measuring period under the Plan be changed from the fiscal year ending June 30, 2009 to the fiscal year ending June 30, 2010. The foregoing was approved by the Board as the Board did not believe it would be appropriate to reward senior management with bonuses during the current economic slow down.

If actual revenues, gross profit, or EBITDA for a particular fiscal year exceed the target goals, each executive would be awarded additional eligible shares, up to an amount no greater than 125% of the number of eligible shares. If the actual revenues, gross profit, or EBITDA for a particular fiscal year are less than the target goals, each executive would be awarded a lesser pro rata portion of the number of eligible shares. If minimum target goals for revenues, gross profit, or EBITDA for a particular fiscal year are not achieved, no eligible shares will be awarded to each executive. Up to 952,298 shares of common stock were reserved for issuance under the Plan.

Based upon the financial results of the Company for the fiscal year ended June 30, 2007, the target goal (100%) relating to revenues was met and the minimum target goals relating to gross profit and EBITDA were not met.  Substantially all of the e-Port units sold during the fiscal year consisted of units pertaining to the MasterCard PayPass seeding program with substantially reduced selling prices resulting in reduced gross profit and EBITDA.

Management’s goal was to have the maximum number of units deployed in the field as quickly as possible. The Compensation Committee agreed with management that given the current stage of the Company’s business, it was more beneficial to the Company to maximize the number of e-Ports in the field as soon as possible.

As a result, during September 2007, the Compensation Committee recommended to the Board of Directors that the selling price of all the e-Ports sold during the fiscal year be “normalized” to the current retail price. This normalization resulted in increased revenues, gross profit and EBITDA for the e-Port units sold in the MasterCard PayPass seeding program. The Board of Directors has approved the recommendation of the Compensation Committee.

As a result of the normalization, a higher than target revenue hurdle was met (110%), and lower than target hurdles for each of gross profit (85%) and EBITDA (85%) were also met, resulting in the issuance to the executive officers a total of 241,249 shares under the Plan for the 2007 fiscal year rather than a total of 101,578 shares prior to the normalization. The specific allocation of the shares among the executive officers is as follows: Mr. Jensen-169,641 shares; Mr. Herbert- 51,028 shares; and Mr. DeMedio- 20,580 shares.

Based upon the financial results of the Company for the fiscal year ended June 30, 2008, a higher amount than the target revenue hurdle was met (125%) and the minimum target hurdles relating to gross profit and EBITDA were not met, resulting in the vesting of a total of 126,973 shares under the Plan as of June 30, 2008. The specific allocation of the shares among the executive officers is as follows: Mr. Jensen-89,285 shares; Mr. Herbert- 26,857 shares; and Mr. DeMedio- 10,831 shares.

As was the case in fiscal year 2007, during the 2008 fiscal year a portion of the e-Port units sold consisted of units pertaining to the MasterCard PayPass seeding program with reduced selling prices resulting in reduced gross profit and EBITDA. As a result, during September 2008, the Compensation Committee recommended to the Board of Directors that the selling price of all the e-Ports sold during the fiscal year ended June 30, 2008 as part of the seeding program be “normalized” to the current retail price. This normalization resulted in increased gross profit and EBITDA for the e-Port units sold in the MasterCard PayPass seeding program. The Board of Directors has approved the recommendation of the Compensation Committee.

As a result of the normalization, a lower than target hurdle was met for gross profit (85%), resulting in the issuance to the executive officers of a total of 191,729 shares under the Plan for the 2008 fiscal year rather than a total of 126,973 shares prior to the normalization. The specific allocation of the shares among the executive officers is as follows: Mr. Jensen-134,820 shares; Mr. Herbert- 40,553 shares; and Mr. DeMedio- 16,356 shares.

On February 4, 2009, the Board of Directors approved the recommendation of the Compensation Committee that the final twelve month measuring period under the Plan be changed from the fiscal year ending June 30, 2009 to the fiscal year ending June 30, 2010. The foregoing was approved by the Board as the Board did not believe it would be appropriate to reward senior management with bonuses during the current economic slow down.

It is difficult for management to fully predict our unit sales for e-Ports for the 2010 fiscal year. Based upon our current estimates, management believes that it is likely that the Company would not meet the target (100%) goals established under the Plan for the 2010 fiscal year relating to gross profit and EBITDA but would meet the target (100%) goal established under the Plan for the 2010 fiscal year relating to revenue.

Other Benefits

Our health care, insurance and other employee benefits are substantially the same for all our employees, including our executive officers. We do maintain an automobile allowance program for each of our executive officers.

Impact of Taxation and Accounting Considerations on Executive Compensation

The Compensation Committee and the Board take into account tax and accounting consequences of the compensation program and weigh these factors when setting total compensation and determining the individual elements of any executive officer’s compensation package.

As a result of the normalization of the selling prices of the e-Ports described above in September 2007, certain target hurdles were met resulting in the vesting of a total of 241,249 shares under the Plan for the 2007 fiscal year rather than a total of 101,578 shares prior to the normalization. The value of the number of the shares the executives may apply to tax withholding was in excess of the minimum statutory obligation and, as a result the Plan is classified as a liability award rather than an equity award. As such, during the first quarter of fiscal year 2008, the Company reclassified the $599,311 related to the 101,578 shares that was previously recorded in Common Stock to a short-term share-based payment liability. As the price of the Company’s shares was $8.45 on the date of the approval of the normalization, a charge of $1,180,220 was also recorded to compensation expense, related to the additional 139,671 additional shares, with a corresponding amount to the short-term share-based payment liability for a total share-based payment liability of $1,779,531 as of September 21, 2007. On September 28, 2007, as the Company’s share price was $8.38, the total share-based payment liability related to fiscal year 2007 was $1,769,754 ($599,311 compensation expense in fiscal year 2007 and $1,170,443 in the three months ended September 30, 2007). Of the 241,249 shares vested for fiscal year 2007, the Company issued 225,249 shares of Common Stock and the remaining 16,000 shares were exchanged by the executives and redeemed by the Company to settle tax withholding obligations paid by the Company totaling $134,080 in connection with the restricted stock bonuses previously awarded and issued to them under their employment agreements. As a result of the fact that a portion of the remaining 225,249 shares were subject to redemption at September 30, 2007, the Company had recorded the entire fair value of those remaining shares as a short-term share-based payment liability as of September 30, 2007 totaling $1,635,674. On December 30, 2007 the redemption provision lapsed, no further shares were redeemed and the final settlement resulted in a reduction of the short-term share-based payment liability of $1,635,674, a reduction of compensation expense of $446,452 and a credit to Common Stock of $1,189,222 (123,671 shares at $4.77 and 101,578 shares at $5.90), as the share price on the date of settlement was $4.77.

As a result of the normalization of the selling price of the e-Ports described above in September 2008, there is an additional charge of $287,517, as of September 3, 2008, required to be taken by our Company in connection with the additional shares issued to our executives under the Plan. Of the total charge of $1,043,006 to be taken by the Company on account of the shares awarded in connection with the 2008 fiscal year, $755,489 is reflected in our financial statements for the 2008 fiscal year and the balance of $287,517, as of September 3, 2008, is to be reflected in our financial statements in the first quarter of the 2009 fiscal year. The Company will adjust the compensation expense related to this award for changes in the fair value of this award until final settlement occurs.

As a result of the change of the last twelve month measuring period under the Plan from the fiscal year ending June 20, 2009 to the fiscal year ending June 30, 2010, the short-term accrued share-based payment liability of $107,458 as of December 31, 2008 will be reversed, with a corresponding reduction to compensation expense during the three months ended March 31, 2009.

The Plan permits the executives to satisfy any income tax withholding obligations by electing to reduce the number of shares otherwise issuable to them under the Plan. For the fiscal year 2007 award, the executives did not elect to reduce the number of shares issued under the Plan related to the income tax withholding obligations on the Plan shares, however, Mr. Jensen and Mr. Herbert did elect to exchange 16,000 shares to settle tax withholding obligations paid by the Company totaling $134,080 in connection with the restricted stock bonuses previously awarded and issued to them under their employment agreements. For the fiscal year 2008 award, the executives have not yet determined whether to satisfy any income tax withholding obligations in connection with the shares awarded to them under the Plan, and accordingly, the number of shares to be issued under the Plan does not reflect any possible reduction.

SUMMARY COMPENSATION TABLE

The following table sets forth certain information with respect to compensation paid or accrued by the Company during the fiscal years ended June 30, 2008, June 30, 2007 and June 30, 2006 to each of the executive officers and employees of the Company named below:

Name and Principal Position (a)	Fiscal Year (b)	Salary ($) (4) (c)	Bonus ($) (5) (d)	Stock Awards ($) (6) (e)	Option Awards ($) (7) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (8) (i)	Total ($) (j)

George R. Jensen, Jr.,	2008	325,000	171,000	1,039,994	68,851	-	-	26,875	1,631,720
Chief Executive Officer &	2007	325,000	-	821,424	137,750	-	-	17,875	1,302,049
Chairman of the Board	2006	270,288	-	200,000	137,750	-	-	18,563	626,601

Stephen P. Herbert,	2008	285,000	61,000	312,827	16,524	-	-	26,875	702,226
Chief Operating Officer &	2007	285,000	-	393,426	33,060	-	-	17,875	729,361
President	2006	246,673	-	133,336	33,060	-	-	18,563	431,632

David M. DeMedio,	2008	187,499	18,000	126,170	6,425	-	-	24,849	362,943
Chief Financial Officer	2007	165,000	-	51,124	26,355	-	-	17,875	260,354
	2006	162,385	-	-	26,360	-	-	20,112	208,857

Michael Lawlor (1),	2008	129,673	122,980	16,640		-	-	13,637	282,930
Vice President of Sales &
Business Development

John McLaughlin (2),	2008	132,028	125,668	-		-	-	13,731	271,427
Vice President, Business	2007	132,028	46,629	18,821		-	-	8,450	205,928
Development/Strategic Partners

(1) Employment as Vice President of Sales & Business Development commenced on January 28, 2008.

(2) Employment as Vice President, Business Development/Strategic Partners commenced on August 1, 2007.  Prior to that date, Mr. McLaughlin was Vice President of Sales.

(3) Includes Mr. Jensen’s election to receive one-half of his base salary in Common Stock during the 2007 fiscal year.  As a result, 22,080 restricted shares were issued to Mr. Jensen on June 30, 2006 and recorded at $7.36 per share of Common Stock for a total value of $162,500 during the fiscal year.  These shares vested as follows: 5,520 on July 1, 2006; 5,520 on October 1, 2006; 5,520 on January 1, 2007; and 5,520 on April 1, 2007.

(4) Represents cash bonuses paid during December 2007 based upon such person’s performance during the first 6 months of the 2008 fiscal year. The cash bonus awarded to Mr. McLaughlin during the 2007 fiscal year was in recognition of his achievement of performance goals.

(5) Amounts reported for fiscal year 2008 for Messrs. Jensen, Herbert and DeMedio represent amounts earned under USA Technologies, Inc. Long-term Equity Incentive Program as follows: 88,613 and 9,601 shares valued at $4.77 and $8.38, respectively, earned by Mr. Jensen in September 2007 on account of the 2007 fiscal year and 89,285 shares valued at $5.95 earned by Mr. Jensen on June 30, 2008 on account of the 2008 fiscal year; 23,143 and 6,399 shares valued at $4.77 and $8.38, respectively, earned by Mr. Herbert in September 2007 and 26,857 shares valued at $5.95 earned Mr. Herbert on June 30, 2008 on account of the 2008 fiscal year; and 11,915 shares valued at $4.77 earned by Mr. DeMedio in September 2007 and 10,831 shares valued at $5.95 earned by Mr. DeMedio on June 30, 2008 on account of the 2008 fiscal year. Fiscal year 2008 also includes 3,200 shares for Mr. McLaughlin valued at $5.20 per share.

Fiscal year 2007 includes 50,000 shares (25,000 vested on January 1, 2007 and 25,000 vested on June 1, 2007) valued at $8.00 per share and 71,428 shares valued at $5.90 per share relating to the Long-Term Equity Incentive Program for Mr. Jensen; 33,333 shares (16,666 vested on January 1, 2007 and 16,666 vested on June 1, 2007) valued at $8.00 and 21,485 shares valued at $5.90 per share relating to the Long-Term Equity Incentive Program for Mr. Herbert; 8,665 shares valued at $5.90 relating to the Long-Term Equity Incentive Program for Mr. DeMedio; 3,150 shares valued at $5.975 per share for Mr. McLaughlin.  Fiscal year 2006 includes 25,000 shares that vested on June 1, 2006 valued at $8.00 per share for Mr. Jensen; and 16,667 shares that vested on June 1, 2006 valued at $8.00 per share for Mr. Herbert.

(6) Amounts reported represent the dollar amount recognized for financial statement reporting purposes in accordance with SFAS 123(R).  The amounts may include amounts from awards granted in prior years.  The amounts shown exclude the impact of estimated forfeitures related to service based vesting conditions. See Note 12 of the Consolidated Financial Statements for additional discussion on SFAS 123(R) valuation methodology.

(7)  All other compensation for fiscal year 2008 includes the following: amounts for Messrs. Jensen and Herbert include car allowance payments of $17,875 and Company matching contributions under our 401(k) Plan of $9,000; amounts for Mr. DeMedio include car allowance payments of $17,875 and Company matching contributions under our 401(k) Plan of $6,974; and amounts for Mr. Lawlor include car allowance payments of $8,450 and Company matching contributions under our 401(k) Plan of $5,187; and amounts for Mr. McLaughlin include car allowance payments of $8,450 and Company matching contributions under our 401(k) Plan of $5,281.

Amounts reported for fiscal years 2006 and 2007 represents cash payments for car allowances.

GRANTS OF PLAN-BASED AWARDS TABLE

There were no awards granted to our executive officers during fiscal year 2008. The table below summarizes the amounts of awards granted to the employee named below during the fiscal year ended June 30, 2008:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards Number of Shares of Stock or	All Other Option Awards Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option (1)
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Michael Lawlor	5/7/2008	-	-	-	-	-	-	3,200	-	$5.20	$16,640

(1) Amount represents the grant date fair value determined in accordance with FAS 123(R).

TOTAL OPTION EXERCISES AND STOCK VESTED

The following table sets forth information regarding options exercised and shares of common stock acquired upon vesting by our named executive officers and one employee during fiscal 2008:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
(a)	(b)	(c)	(d)	(e)
George R. Jensen, Jr. (2)	-	$-	187,499	$1,361,154
Stephen P. Herbert (3)	-	$-	56,399	$409,429
David M. DeMedio (4)	-	$-	22,746	$165,126
Michael Lawlor	-	$-	3,200	$16,640

(1) For awards classified as equity, the value equals number of shares multiplied by the market value on the vesting date. For awards classified as liabilities, the value equals the number of shares multiplied by the market value on the settlement date.

(2) Represents 89,285 shares valued at $5.95 that vested on June 30, 2008, and 98,214 shares valued at $8.45 that vested on September 21, 2007.

(3) Represents 26,857 shares valued at $5.95 that vested on June 30, 2008, and 29,542 shares valued at $8.45 that vested on September 21, 2007.

(4) Represents 10,831 shares valued at $5.95 that vested on June 30, 2008, and 11,915 shares valued at $8.45 that vested on September 21, 2007.

OUSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table shows information regarding unexercised stock options and unvested equity awards granted to the executive officers as of the fiscal year ended June 30, 2008:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

George R. Jensen, Jr.,	--	--	--	--	--	--	--	318,570	$1,895,492
Chief Executive Officer &	25,000	--	--	$7.50	05/10/2011	--	--	--	--
Chairman of the Board	25,000	--	--	$7.50	06/28/2012	--	--	--	--
	25,000	--	--	$7.50	06/29/2013	--	--	--	--

Stephen P. Herbert,	--	--	--	--	--	--	--	53,713	$319,592
Chief Operating Officer &	6,000	--	--	$7.50	05/10/2011	--	--	--	--
President	6,000	--	--	$7.50	06/28/2012	--	--	--	--
	6,000	--	--	$7.50	06/29/2013	--	--	--	--

David M. DeMedio,	--	--	--	--	--	--	--	21,663	$128,895
Chief Financial Officer	375	--	--	$20	07/31/2008	--	--	--	--
	375	--	--	$20	10/31/2008	--	--	--	--
	375	--	--	$20	01/31/2009	--	--	--	--
	375	--	--	$20	04/30/2009	--	--	--	--
	2,334	--	--	$7.50	05/10/2011	--	--	--	--
	2,333	--	--	$7.50	06/28/2012	--	--	--	--
	2,333	--	--	$7.50	06/29/2013	--	--	--	--

(1)
Reflects 178,570 shares issuable to Mr. Jensen under the Long Term Equity Incentive Program on account of fiscal year 2009 assuming the target performance goals are attained, and 140,000 shares issuable to Mr. Jensen under his employment agreement upon the occurrence of a USA Transaction. Reflects 53,713 shares issuable to Mr. Herbert and 21,663 shares issuable to Mr. DeMedio on account of fiscal year 2009 under the Long Term Equity Incentive Program assuming the target performance goals are attained.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

As of June 30, 2008, equity securities authorized for issuance by the Company with respect to compensation plans were as follows:

Plan category	Number of securities to be issued upon exercises of outstanding options and warrants	Weighted average exercise price of outstanding options and warrants	Number of securities remaining available for future issuance

Equity compensation plans approved by security holders	None	Not applicable	300,000(c)

Equity compensation plans not approved by security holders	161,500(a)	$7.56	513,920(b)

a) Represents stock options outstanding as of June 30, 2008 for the purchase of shares of Common Stock of the Company expiring at various times from July 2008 through June 2013. All such options were granted to employees and directors of the Company. Exercise prices for all the options outstanding were at prices that were either equal to or greater than the market price of the Company's Common Stock on the dates the options were granted.

b) Represents 140,000 shares of Common Stock issuable to the Company's Chief Executive Officer under the terms of his employment agreement plus 56,487 shares of Common Stock issuable under the Company's 2007-A Stock Compensation Plan and 317,433 shares of Common Stock issuable under the Long-Term Equity Incentive Program adopted in February 2007.

EXECUTIVE EMPLOYMENT AGREEMENTS

On May 11, 2006, the Company and Mr. Jensen entered into an Amended and Restated Employment Agreement pursuant to which the term of Mr. Jensen’s employment with the Company was extended to June 30, 2009. Effective May 11, 2006, Mr. Jensen’s base salary was increased to $325,000 per annum. The Agreement requires Mr. Jensen to devote his full time and attention to the business and affairs of the Company, and obligates him not to engage in any investments or activities which would compete with the Company during the term of the Agreement and for a period of one year thereafter. Mr. Jensen was granted the right (exercisable at any time prior to the 60th day following the commencement of each fiscal year) to elect to have one-half of his base salary for each of the fiscal years ending June 30, 2007, June 30, 2008, and June 30, 2009 paid in shares of Common Stock rather than cash. Mr. Jensen has elected to receive shares in lieu of cash for one-half of his base salary for the fiscal year ending June 30, 2007. As a result of such election, 22,080 shares will be issued to him which will vest as follows: 5,520 on July 1, 2006; 5,520 on October 1, 2006; 5,520 on January 1, 2007; and 5,520 on April 1, 2007. Mr. Jensen was also granted 75,000 shares of Common Stock and an additional amount of options to purchase up to 75,000 shares of Common Stock at $7.50 per share. The 75,000 shares of Common Stock vest as follows: 25,000 on June 1, 2006; 25,000 on January 1, 2007; and 25,000 on June 1, 2007. The options vest as follows: 25,000 on May 11, 2006; 25,000 on June 30, 2007; and 25,000 on June 30, 2008. The options may be exercised at any time within 5 years of vesting. In October 2006, the Company granted to Mr. Jensen piggyback registration rights under the 1933 Act for the shares described above for a period of five years following the vesting of any such shares and the shares underlying any of the options described above for a period of  five years following the vesting of any such options.

During September 2008, Mr. Jensen and the Company entered into an amendment to his employment agreement pursuant to which the term of Mr. Jensen’s employment with the Company was extended from June 30, 2009 until June 30, 2011, and his annual base salary was increased to $365,000 effective October 1, 2008. In addition, Mr. Jensen was also granted 110,000 shares of Common Stock under the 2008 Stock Incentive Plan which vest as follows: 36,000 on September 15, 2008; 37,000 on January 15, 2009; and 37,000 on June 30, 2009.

As previously provided in his employment agreement, upon the occurrence of a "USA Transaction" (as defined below), the Company will issue to Mr. Jensen 140,000 shares of Common Stock subject to adjustment for stock splits or combinations ("Jensen Shares"). Mr. Jensen is not required to pay any additional consideration for the Jensen Shares. At the time of any USA Transaction, all of the Jensen Shares are automatically deemed to be issued and outstanding immediately prior to any USA Transaction, and are entitled to be treated as any other issued and outstanding shares of Common Stock in connection with such USA Transaction.

The term USA Transaction is defined as (i) the acquisition of fifty-one percent or more of the then outstanding voting securities entitled to vote generally in the election of Directors of the Company by any person, entity or group, or (ii) the approval by the shareholders of the Company of a reorganization, merger, consolidation, liquidation, or dissolution of the Company, or the sale, transfer, lease or other disposition of all or substantially all of the assets of the Company. The Jensen Shares are irrevocable and fully vested, have no expiration date, and will not be affected by the termination of Mr. Jensen’s employment with the Company for any reason whatsoever.

On May 11, 2006, the Company and Mr. Herbert entered into an Amended and Restated Employment Agreement pursuant to which the term of Mr. Herbert’s employment with the Company was extended to June 30, 2009. Effective May 11, 2006, Mr. Herbert’s base salary was increased to $285,000 per annum. The Agreement requires Mr. Herbert to devote his full time and attention to the business and affairs of the Company and obligates him not to engage in any investments or activities which would compete with the Company during the term of the agreement and for a period of one year thereafter. In the event that a USA Transaction (as defined in Mr. Jensen's employment agreement) shall occur, then Mr. Herbert has the right to terminate his agreement upon 30 days notice to USA. Mr. Herbert was granted the right to elect to have one-half of his base salary for each of the fiscal years ending June 30, 2007, June 30, 2008, and June 30, 2009 paid in shares of Common Stock rather than cash. Mr. Herbert was also granted 50,000 shares of Common Stock and an additional amount of options to purchase up to 18,000 shares of Common Stock at $7.50 per share. The 50,000 shares of Common Stock vest as follows: 16,667 on June 1, 2006; 16,667 on January 1, 2007; and 16,666 on June 1, 2007. The options vest as follows: 6,000 on May 11, 2006; 6,000 on June 30, 2007; and 6,000 on June 30, 2008. The options may be exercised at any time within 5 years of vesting.  In October 2006, the Company granted to Mr. Herbert piggyback registration rights under the 1933 Act for the shares described above for a period of five years following the vesting of any such shares and the shares underlying any of the options described above for a period of  five years following the vesting of any such options.

During September 2008, Mr. Herbert and the Company entered into an amendment to his employment agreement pursuant to which the term of Mr. Herbert’s employment with the Company was extended from June 30, 2009 until June 30, 2011, and his annual base salary was increased to $320,000 effective October 1, 2008. In addition, Mr. Herbert was also granted 85,000 shares of Common Stock under the 2008 Stock Incentive Plan which vest as follows: 28,000 on September 15, 2008; 28,000 on January 15, 2009; and 29,000 on June 30, 2009.

On May 11, 2006, the Company and Mr. DeMedio entered into an amendment to his Employment Agreement pursuant to which the term of Mr. DeMedio’s employment with the Company was extended to June 30, 2008. Effective May 11, 2006, Mr. DeMedio’s base salary was increased to $165,000 per annum and effective October 1, 2007, his base salary was increased to $195,000 per annum. Mr. DeMedio was granted the right to elect to have one-half of his base salary for each of the fiscal years ending June 30, 2007, and June 30, 2008 paid in shares of Common Stock rather than cash. Mr. DeMedio was also granted options to purchase up to 7,000 shares of Common Stock at $7.50 per share. The options vest as follows: 2,334 on May 11, 2006; 2,333 on June 30, 2007; and 2,333 on June 30, 2008. The options may be exercised at any time within 5 years of vesting.  In October 2006, the Company granted to Mr. DeMedio piggyback registration rights under the 1933 Act for the shares underlying any of the options described above for a period of five years following the vesting of any such options. In the event that a USA Transaction (as defined in Mr. Jensen’s employment agreement) shall occur, then Mr. DeMedio has the right to terminate his agreement upon 30 days notice to the Company.

During September 2008, Mr. DeMedio and the Company entered into an amendment to his employment agreement pursuant to which he was granted 25,000 shares of Common Stock under the 2008 Stock Incentive Plan which vest as follows: 8,000 on September 15, 2008; 8,000 on January 15, 2009; and 9,000 on June 30, 2009.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Each of the executive officers’ employment agreements provides that upon the occurrence of a USA Transaction, each such executive officer shall be awarded a specified number of shares under the Long Term Equity Incentive Program for each of the fiscal years that has not been completed as of the date of such USA Transaction provided that each such executive officer is an employee of the Company on the date of the USA Transaction. The term USA Transaction has the same meaning as set forth in Mr. Jensen’s employment agreement. In addition, each executive officer’s employment agreement provides that upon the executive officer’s termination of employment for any reason other than for cause, including death, disability, or voluntary resignation, the executive officer will be eligible to earn shares under the Plan for the fiscal year during which such termination occurred, but will not be eligible to earn shares for any fiscal year following the fiscal year during which the termination occurred.

The following table describes the stock awards issuable by us to each of our executive officers upon the occurrence of a USA Transaction assuming that such USA Transaction occurred on June 30, 2008, when the closing price per share of the Company’s Common Stock was $5.95:

Name	Upon Occurrence Of USA Transaction

George R. Jensen, Jr.	$1,895,492	(1)
Stephen P. Herbert	$319,598	(2)
David M. DeMedio	$128,901	(3)

(1)
Represents (i) 178,570 shares issuable to Mr. Jensen for each of the fiscal year ending June 30 2009 pursuant to the Long-Term Equity Incentive Program; and (ii) 140,000 shares issuable to Mr. Jensen upon the occurrence of a USA Transaction pursuant to the Amended and Restated Employment and Non-competition Agreement executed by the Company and Mr. Jensen on May 11, 2006.

(2)	Represents 53,714 shares issuable to Mr. Herbert for the fiscal year ending June 30, 2009 pursuant to the Company’s Long-Term Equity Incentive Program.
(3)	Represents 21,664 shares issuable to Mr. DeMedio for the fiscal year ending June 30, 2009 pursuant to the Company’s Long-Term Equity Incentive Program.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of Common Stock. Officers, directors and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

Stephen P. Herbert filed two late Form 4s during the 2008 fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the years ended June 30, 2008, 2007, and 2006, the Company incurred approximately $317,000, $356,000 and $258,000, respectively, in connection with legal services provided by a member of the Company's Board of Directors. At June 30, 2008 and 2007, approximately $27,000 and $33,000, respectively, of the Company's accounts payable and accrued expenses were due to this Board member. During the years ended June 30, 2008, 2007 and 2006, certain Board members and executives participated in various debt offerings of the Company for total investments of approximately $0, $0, and $53,000, respectively.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

Our policy is that all related party transactions, which are required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended, are to be reviewed and approved by the Audit Committee for any possible conflicts of interest. This policy is evidenced in the Charter of the Audit Committee of the Board of Directors of the Company.

SHAREHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS

Shareholder  proposals  submitted  pursuant  to Rule  14a-8  under  the Securities  Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in the Company’s  proxy  statement for its 2010 Annual  Meeting of  Shareholders must be received by the Secretary of the Company at the principal offices of the Company no later than November 12, 2009.

Written notice of proposals of shareholders submitted for consideration at the 2010 Annual Meeting but not for inclusion in the proxy statement must have been received by the Company on or before February 2, 2010 in order to be considered timely for purposes of Rule 14a-4 under the Exchange Act. The persons designated in the Company’s proxy card will be granted discretionary voting authority with respect to any shareholder proposal with respect to which the Company does not receive timely notice.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The Company may satisfy SEC rules regarding delivery of the Notice of Internet Availability, proxy statements and annual reports by delivering a single copy of these materials to an address shared by two or more Company shareholders. This delivery method is referred to as "householding" and can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company has delivered only one Notice of Internet Availability to multiple shareholders who share an address and one proxy statement and annual report to multiple shareholders who share an address, and who do not participate in electronic delivery of proxy materials, unless contrary instructions were received from impacted shareholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a shareholder at a shared address to which a single copy of these documents was delivered. If you hold shares as a registered shareholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact us at 100 Deerfield Lane, Suite 140, Malvern, Pennsylvania 19355, or phone number, 610-989-0340. If your shares are held through a broker or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact such broker or bank.

ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person solicited by this proxy statement, upon the written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2008, as filed with the Securities and Exchange Commission, including the financial statements and exhibits to the Form 10-K. Requests for copies of the Form 10-K should be directed to Investor Relations Department, USA Technologies, Inc., Suite 140, 100 Deerfield Lane, Malvern, Pennsylvania 19355.

You may review our filings with the Securities and Exchange Commission by visiting our website at www.usatech.com.

By Order of the Board of Directors,

March 18, 2009	/s/ George R. Jensen, Jr.
GEORGE R. JENSEN, JR.
Chairman and Chief Executive Officer

Important Notice of Availability of Proxy Materials for the Shareholder Meeting of

USA TECHNOLOGIES, INC.

To Be Held On:
Wednesday, April 29, 2009, at 10:00 a.m. EST
Chester Valley Golf Club, 430 Swedesford Road, Malvern, PA 19355

COMPANY NUMBER
ACCOUNT NUMBER
CONTROL NUMBER

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 4/9/09.

Please visit http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=14591, where the following materials are available for view:

•	Notice of Annual Meeting of stockholders
•	Proxy Statement
•	Form of Electronic Proxy Card
•	Annual Report on Form 10-K

TO REQUEST MATERIAL:	TELEPHONE: 866-668-8562
E-MAIL: info@amstock.com
WEBSITE: http://www.amstock.com/proxyservices/requestmaterials.asp

TO VOTE:
ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

-OR -
IN PERSON: You may vote your shares in person by attending the Annual Meeting. You may obtain directions to be able to attend the meeting by contacting the Chester Valley Golf Club at (610) 647-4007 or by accessing their website at www.chestervalleygc.org and clicking on the "Contact Us" link.
-OR -
MAIL: You may request a card by following the instructions above.

1. Election of Directors:		2. Ratification of the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm of the Company for fiscal year ending June 30, 2009.

NOMINEES:	George R. Jensen, Jr. Stephen P. Herbert William L. Van Alen, Jr. Steven Katz Douglas M. Lurio Stephen W. McHugh Joel Brooks
3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment thereof.

This proxy when properly executed will be voted in the manner directed on the reverse side hereof by the undersigned. If no contrary direction is made, this proxy will be voted "FOR" all of the proposals set forth on the reverse side hereof, including all the nominees listed in Item 1 (or, if any such nominees should be unable to accept such nomination, for such other substitute person or persons as may be recommended by the Board of Directors), and in accordance with the proxies' best judgment upon other matters properly coming before the Annual Meeting and any adjournments thereof.

Please note that you cannot use this notice to vote by mail.

USA TECHNOLOGIES, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS -
ANNUAL MEETING OF SHAREHOLDERS - April 29, 2009

As an alternative to completing this form, you may enter your vote instruction via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned, revoking all prior proxies, hereby appoint(s) George R. Jensen, Jr., and Stephen P. Herbert, or either of them, with full power of substitution, as proxies to represent and vote, as designated below, all shares of Common Stock and Series A Preferred Stock of USA Technologies, Inc., held of record by the undersigned at the close of business on March 6, 2009, at the Annual Meeting of Shareholders to be held on April 29, 2009, and at any adjournment thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

USA TECHNOLOGIES, INC.
April 29, 2009

PROXY VOTING INSTRUCTIONS

INTERNET - Access  “www.voteproxy.com”  and  follow the on-screen instructions.  Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.
COMPANY NUMBER
Vote online until 11:59 PM EST the day before the meeting.	ACCOUNT NUMBER
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement, proxy card and annual report on Form 10-K are available at –
http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=14591

”	Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.	”

¢20730000000000000000 5	042909

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒
			FOR	AGAINST	ABSTAIN
1. Election of Directors:		2. Ratification of the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm of the Company for fiscal year ending June 30, 2009.	☐	☐	☐
NOMINEES:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	 George R. Jensen, Jr.  Stephen P. Herbert  William L. Van Alen, Jr.  Steven Katz  Douglas M. Lurio  Stephen W. McHugh  Joel Brooks
3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment thereof.

This proxy when properly executed will be voted in the manner directed on the reverse side hereof by the undersigned. If no contrary direction is made, this proxy will be voted "FOR" all of the proposals set forth on the reverse side hereof, including all the nominees listed in Item 1 (or, if any such nominees should be unable to accept such nomination, for such other substitute person or persons as may be recommended by the Board of Directors), and in accordance with the proxies' best judgment upon other matters properly coming before the Annual Meeting and any adjournments thereof.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ˜		IF YOU SIGN THIS PROXY WITHOUT OTHERWISE MARKING THE FORM, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS ON ALL MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
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Signature of Shareholder	Date:	Signature of Shareholder	Date:

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Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held joint title as such. If the signer is a corporation, please sign full corporate name by duly authorizedly, each holder should sign.   When signing as executor, administrator, attorney, trustee or guardian, please give full officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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